EXHIBIT 99.1

Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

T 845.369.8040
News Release	F 845.369.8255

www.providentbanking.com

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
July 25, 2011	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Miranda Grimm, FVP & Controller
845.369.8040

Provident New York Bancorp Announces

Third Quarter 2011 Earnings of $0.05 per Diluted Share

MONTEBELLO, N.Y. – July 25, 2011 – Provident New York Bancorp (NASDAQ-Global Select Market: PBNY), the parent company of Provident Bank, today announced third-quarter results for the quarter ended June 30, 2011. Net income for the quarter was $1.9 million, or $0.05 per diluted share, compared to net income of $4.8 million, or $0.12 per diluted share for same quarter last year and net income of $3.6 million, or $0.10 per diluted share for the linked quarter ended March 31, 2011. As described in more detail below gains on sales of securities and loans affected results in both comparative quarters to a greater extent than they did in the current quarter. The current quarter was also negatively impacted by $1.5 million in pre-tax costs related to the retirement of the prior CEO as well as $1.5 million in additional loan loss provisions (discussed in more detail in the credit quality section of this release). Net income for fiscal 2011 year-to-date was $12.2 million, or $0.33 per diluted share compared to $15.1 million or $0.39 per diluted share for year-to-date fiscal 2010.

President’s Comments

Jack Kopnisky, President and CEO commented, “In joining Provident, I am excited about the opportunity to put the Company on a growth track while maintaining its historic risk management culture. Provident benefits from a strong market position, low cost of deposits, long term funding sources, and a strong infrastructure to support growth. During the fourth quarter a comprehensive review of all operations and opportunities at Provident will be completed and new strategies designed to drive growth in revenues and earnings will be implemented.

The third quarter results saw several positive indicators that should support improved performance. Commercial loan originations were $125.5 million, up $38 million over the linked quarter. The commercial loan pipeline is up 48 percent over the linked quarter and up 59 percent over the same quarter of the previous year. Criticized / Classified loans declined by $13.1 million as $5.1 million in loans were upgraded and $4.3 million of these loans were paid off. However, non-performing loans increased by $10.9 million and net charge-offs increased to $4.3 million for the quarter, as a result of an ADC relationship previously classified as a performing substandard TDR being moved to non-accrual status. We remain cautious in our credit outlook as we have continued to see fluctuations in levels of net charge-offs and problem assets.”

Key items for the quarter

•

Earnings were $0.07 per diluted share, excluding the after tax effect of securities gains and credit losses, the fair value adjustment of interest rate caps, and defined benefit settlement charges and charges associated with change in the CEO. This compares to $0.09 for the linked quarter and $0.12 for the third quarter of fiscal 2010. We believe these adjustments afford investors a better understanding of our core banking operations, and align more closely to the views of the investment community, which tends to adjust for more variable components of income.

•	Provisions for loan losses increased $1.5 million to $3.6 million compared to $2.1 million for the linked quarter, and increased $850,000 from $2.8 million for the same quarter last year.

•	Commercial real estate and C&I loan originations were $87.6 million compared to $63.5 million for the linked quarter and $80.2 million for the same quarter last year.

•	ADC and small business loan originations were $37.9 million compared to $24.1 million for the linked quarter and $50.2 million for the same quarter last year.

•

Net charge-offs of $4.3 million are up $1.3 million from the linked quarter and up $2.2 million from the same quarter last year. Charge-offs during the quarter included loans with $1.0 million previously provisioned for as of March 31, 2011.

•

Substandard loans declined $10.1 million to $103.8 million as of June 30, 2011 primarily due to upgrades to pass and the refinancing of a large relationship which reduced exposure and improved cash flows. Special mention loans decreased $3.0 million during the quarter. (For discussion of comparative periods see the credit quality section)

•	Non-performing loans, a subset of substandard loans, increased to $48.1 million, up $10.9 million from the linked quarter and are up $19.0 million over the same quarter in the prior year.

Net Interest Income and Margin

Third quarter fiscal 2011 compared with third quarter fiscal 2010

Net interest income was $22.8 million for the third quarter of fiscal 2011, a decrease of $1.4 million from the same quarter of fiscal 2010 as funding costs declined at a slower pace than interest income. The net interest margin on a tax-equivalent basis was 3.70 percent for the third quarter of fiscal 2011, compared to 3.91 percent for the same period a year ago. The tax-equivalent yield on investments decreased 58 basis points and loan yields were down 27 basis points compared to the third quarter fiscal 2010. As a result, the yield on interest-earning assets declined 37 basis points. For the same period, the cost of deposits decreased 8 basis points to 0.29 percent, and the cost of borrowings increased by 4 basis points to 3.67 percent.

Third quarter fiscal 2011 compared with linked quarter ended March 31, 2011

Net interest income for the quarter ended June 30, 2011 increased $293,000 compared to the linked quarter ended March 31, 2011. The tax-equivalent net interest margin increased 2 basis points from 3.68 percent in the linked quarter. The overall yield on loans increased 1 basis point to 5.41 percent. The yield on the investment portfolio decreased 4 basis points. The overall yield on earning assets remained relatively unchanged. The cost of interest-bearing deposits declined 3 basis points, reflecting the already low level of deposit pricing. The average cost of borrowing increased 9 basis points as a result of a change in the mix of shorter and long term advances.

Noninterest Income

Third quarter fiscal 2011 compared with third quarter fiscal 2010

Noninterest income totaled $5.2 million for the third quarter, relatively unchanged from the third quarter of fiscal 2010. Lower gains on sales of securities and loans, and decreased deposit fees and service charges were largely offset by a lower fair value loss on interest rate caps and increased investment management fees.

Third quarter fiscal 2011 compared with linked quarter ended March 31, 2011

Noninterest income decreased $578,000 on a linked-quarter basis, mainly due to lower gains on the sale of securities and loans partially offset by a lower fair value loss on interest rate caps in the linked quarter.

Noninterest Expense

Third quarter fiscal 2011 compared with third quarter fiscal 2010

Noninterest expense increased $1.9 million, when compared to the third quarter fiscal 2010. The increase is primarily due to charges of $1.5 million associated with the change in CEO and the related defined benefit settlement charges, REO expenses and occupancy expense offset in part by lower advertising and promotion, regulatory fees from FDIC insurance and intangible amortization. In addition the third quarter of 2010 benefited from a recovery of $300,000 related to servicing costs of our ATM and debit card program.

Third quarter fiscal 2011 compared with the linked quarter ended March 31, 2011

On a quarter-to-quarter basis, noninterest expense increased $878,000 or 4.0 percent. Increases were due to the change in CEO and the related defined benefit settlement charge. Absent these costs non-interest expense would have declined 1.6 percent.

Income Taxes

The Company recorded an income tax credit for the third quarter of $187,000 compared to an effective tax rate of 20.6 percent for the same period in fiscal 2010 (increased effect of BOLI and tax-exempt municipal security interest relative to pre-tax income). On a year-to-date basis the effective tax rate was 23 percent for fiscal 2011 and 24 percent for 2010.

Credit Quality

Nonperforming loans increased to $48.1 million at June 30, 2011 from $37.2 million at March 31, 2011, as a $12 million ADC loan relationship previously classified as a performing TDR was moved to nonperforming status due to a significant decline in sales activity in the past quarter. Net charge offs for the quarter ended June 30, 2011 were $4.3 million compared to $3.0 million for the linked quarter and $2.2 million for the quarter ended June 30, 2010. The increased was caused by charges related to the previously mentioned ADC relationship. Our provision was $3.6 million for the current quarter, decreasing our allowance for loan losses to $29.4 million, or 61 percent of non-performing loans at June 30, 2011. This compares to 81 percent at March 31, 2011 and 115 percent at September 30, 2010. Substandard loans at June 30, 2011 were $103.8 million, down from $113.9 million at March 31, 2011, and down from $132.1 million at September 30, 2010. Special mention loans were $24.1 million compared to $27.1 million at March 31, 2011 and $37.9 million at September 30, 2010.

Key Balance Sheet Changes

•	The balance sheet grew $56.8 million or 1.9 percent compared to March 31, 2011 due to an increase in securities partly offset by a decrease in cash and due from banks.

•

Deposits decreased $3.7 million compared to March 31, 2011 excluding municipal and wholesale deposits. Transaction accounts excluding municipal deposits increased $2.9 million compared to March 31, 2011.

•

Total loan originations during third quarter fiscal 2011 were $148.3 million compared to $117.4 from the linked quarter. Commercial loan balances increased by $10.3 million over March 31, 2011 levels. Residential 1-4 family mortgages declined over the same period by $8.9 million.

•

Securities increased $84.0 million over March 31, 2011 levels, as $147.3 million in securities were purchased during the third quarter. Securities purchased during the period had durations between .25 and 6.44 years with weighted average yields of 2.42 percent.

•

Borrowings increased over March 31, 2011 levels by $22.4 million. The Company supplemented its borrowings with $101.4 million in wholesale deposits at a weighted average rate of 0.29 percent at June 30, 2011 compared to $43.4 million in wholesale deposits at a weighted average rate of 0.53 percent at March 31, 2011.

Capital and Liquidity

Provident Bank remained well-capitalized at June 30, 2011 with the Bank’s Tier 1 leverage ratio at 8.8 percent. The Company’s tangible capital as a percent of tangible assets increased 6 basis points from March 31, 2011 levels to 9.37 percent at June 30, 2011, while tangible book value per share increased to $6.93 from $6.74 at March 31, 2011 (a reconciliation of these Non-GAAP equity ratios are included with the ratios listed on the last page). Total capital increased $8.8 million from March 31, 2011, to $429.0 million at June 30, 2011, due to a net decrease of $203,000 in the Company’s retained earnings, a $625,000 increase in treasury stock, an increase of $282,000 due to stock based compensation items, and a $9.3 million improvement in accumulated other comprehensive income. The Company repurchased in the open market 66,108 shares during the third fiscal quarter. The remaining authorization for share repurchases is 959,713 shares.

Other Information

The company holds four private label mortgage backed securities with an amortized cost of $5.6 million and an estimated fair value of $5.3 million. One security included within these amounts has a carrying value of $1.9 million after recording an other than temporary impairment charge of $27,000. The amortized cost of this security is $2.1 million. It is not likely that the Company will be required to sell this security prior to recovery of its amortized cost basis less any current-period credit loss.

About Provident New York Bancorp

Headquartered in Montebello, New York, Provident New York Bancorp is the parent company of Provident Bank, an independent full-service community bank. Provident Bank operates 35 branches that serve the Hudson Valley region. The Bank offers a complete line of commercial, retail and investment management services. For more information, visit the Company’s web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Reconciliation of Non GAAP Adjusted Earnings:

	Quarter Ended			Nine Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Net Income
Net Income	$1,939	$4,756	$3,573	$12,232	$15,089
Securities net gains and credit losses[1]	(306)	(561)	(444)	(3,246)	(3,098)
Defined benefit settlement charge/change in CEO[1]	887	—	165	1,052	—
Fair value (gain) loss on interest rate caps[1]	154	353	1	16	494

Net adjusted income	$2,674	$4,548	$3,295	$10,054	$12,485

Earnings per common share
Diluted Earnings per common share	$0.05	$0.12	$0.10	$0.33	$0.39
Securities net gains and credit losses[1]	(0.01)	(0.01)	(0.01)	(0.09)	(0.08)
Defined benefit settlement charge/change in CEO[1]	0.02	—	—	0.03	—
Fair value loss on interest rate caps[1]	—	0.01	—	—	0.01

Diluted adjusted earnings per common share	$0.07 *	$0.12	$0.09	$0.27 *	$0.33 *

Non-interest income
Total non-interest income	$5,217	$5,281	$5,795	$20,896	$19,487
Securities net gains and credit losses	(515)	(945)	(748)	(5,465)	(5,217)
Fair value (gain) loss on interest rate caps	259	595	2	27	831

Adjusted non interest-income	$4,961	$4,931	$5,049	$15,458	$15,101

Non-interest expense
Total non-interest expense	$22,669	$20,741	$21,791	$65,729	$61,808
Defined benefit settlement charge/change in CEO[1]	(1,494)	—	(278)	(1,772)	—

Adjusted non interest-expense	$21,175	$20,741	$21,513	$63,957	$61,808

[1]	After marginal tax effect 40.61%
*	Rounding

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	June 30,	September 30,	March 31,
	2011	2010	2011
Assets:
Cash and due from banks	$45,530	$90,872	$72,670
Total securities	945,230	934,860	861,233
Loans held for sale	—	5,890	—
Loans:(1)
One- to four-family residential mortgage loans	402,072	434,900	411,014
Commercial real estate, commercial business	863,370	797,159	841,129
Acquisition, development and construction loans	193,312	231,258	205,293
Consumer loans	226,518	238,224	227,391

Total loans, gross	1,685,272	1,701,541	1,684,827
Allowance for loan losses	(29,385)	(30,843)	(30,130)

Total loans, net	1,655,887	1,670,698	1,654,697
Federal Home Loan Bank stock, at cost	18,807	19,572	18,179
Premises and equipment, net	42,249	43,598	42,830
Goodwill	160,861	160,861	160,861
Other amortizable intangibles	4,967	3,640	2,857
Bank owned life insurance	56,454	50,938	51,985
Other assets	46,072	40,096	53,979

Total assets	$2,976,057	$3,021,025	$2,919,291

Liabilities:
Deposits
Retail	$174,652	$174,731	$174,286
Commercial	279,659	277,217	273,876
Municipal	15,559	77,909	15,641
Personal NOW deposits	155,141	139,517	153,388
Business NOW deposits	29,892	34,105	34,870
Municipal NOW deposits	113,876	241,995	122,153

Total transaction accounts	768,779	945,474	774,214
Savings	428,120	392,321	420,775
Money market deposits	512,478	427,334	546,173
Certificates of deposit	388,696	377,573	348,742

Total deposits	2,098,073	2,142,702	2,089,904
Borrowings	350,333	363,751	327,943
Borrowings Senior Note	51,498	51,496	51,498
Mortgage escrow funds and other liabilities	47,116	32,121	29,677

Total liabilities	2,547,020	2,590,070	2,499,022
Stockholders’ equity	429,037	430,955	420,269

Total liabilities and stockholders’ equity	$2,976,057	$3,021,025	$2,919,291

Shares of common stock outstanding at period end	38,005,866	38,262,288	38,072,942
Book value per share	$11.29	$11.26	$11.04

(1)	Certain amounts from prior periods have been reclassed to conform to current fiscal year presentation

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(unaudited, in thousands, except share and per share data)

			Quarter
	Quarter Ended		Ended	Nine Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
Interest and dividend income:
Loans and loan fees	22,261	$23,393	22,039	$67,505	$69,448
Securities taxable	3,607	4,716	3,531	10,668	14,192
Securities non-taxable	1,829	2,037	1,901	5,655	5,833
Other earning assets	237	262	332	968	980

	27,934	30,408	27,803	84,796	90,453

Interest expense:
Deposits	1,493	1,849	1,585	4,720	6,840
Borrowings	3,637	4,361	3,707	11,578	13,595

Total interest expense	5,130	6,210	5,292	16,298	20,435

Net interest income	22,804	24,198	22,511	68,498	70,018
Provision for loan losses	3,600	2,750	2,100	7,800	7,750

Net interest income after provision for loan losses	19,204	21,448	20,411	60,698	62,268
Non-interest income:
Deposit fees and service charges	$2,674	$2,796	$2,643	$8,085	$8,533
Net gain on sales of securities	542	945	748	5,492	5,217
Credit loss on security (OTTI)	(27)	—	—	(27)	—
Title insurance fees	312	336	274	949	884
Bank owned life insurance	488	503	553	1,535	1,553
Gain on sale of loans	9	45	310	861	445
Investment management fees	815	756	789	2,347	2,311
Fair value gain (loss) interest rate caps	(259)	(595)	(2)	(27)	(831)
Other	663	495	480	1,681	1,375

Total non-interest income	5,217	5,281	5,795	20,896	19,487
Non-interest expense:
Compensation and benefits	11,122	11,061	11,183	33,533	32,149
Defined benefit settlement charge/CEO change	1,494	—	278	1,772	—
Stock-based compensation plans	284	172	296	859	1,205
Occupancy and office operations	3,423	3,168	3,757	10,815	10,031
Advertising and promotion	855	1,041	843	2,651	2,577
Professional fees	1,137	1,063	1,043	3,242	2,811
Data and check processing	712	571	691	2,045	1,698
Amortization of intangible assets	305	452	371	1,088	1,417
FDIC insurance and regulatory assessments	587	927	919	2,274	2,642
ATM/debit card expense	400	164	366	1,159	1,254
Foreclosed property expense	461	69	117	494	116
Other	1,889	2,053	1,927	5,797	5,908

Total non-interest expense	22,669	20,741	21,791	65,729	61,808

Income before income tax expense	1,752	5,988	4,415	15,865	19,947
Income tax expense	(187)	1,232	842	3,633	4,858

Net income	$1,939	$4,756	$3,573	$12,232	$15,089

Per common share:
Basic earnings	$0.05	$0.12	$0.10	$0.33	$0.39
Diluted earnings	0.05	0.12	0.10	0.33	0.39
Dividends declared	0.06	0.06	0.06	0.18	0.18
Weighted average common shares:
Basic	37,368,391	38,086,535	37,496,395	37,472,548	38,284,965
Diluted	37,370,213	38,086,579	37,497,467	37,473,167	38,317,220

Selected Financial Condition Data:

	Three Months Ended
(in thousands except share and per share data)	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
End of Period
Total assets	$2,976,057	$2,919,291	$2,940,513	$3,021,025	$2,963,706
Loans, gross (1)	1,685,272	1,684,827	1,699,502	1,701,541	1,705,737
Securities available for sale	919,805	833,179	869,996	901,012	878,370
Securities held to maturity	25,425	28,054	30,425	33,848	40,452
Bank owned life insurance	56,454	51,985	51,433	50,938	50,447
Goodwill	160,861	160,861	160,861	160,861	160,861
Other amortizable intangibles	4,967	2,857	3,229	3,640	4,072
Other non-earning assets	88,321	96,809	94,933	83,694	85,398
Deposits	2,098,073	2,089,904	1,980,068	2,142,702	1,961,005
Borrowings	401,831	379,441	495,783	415,247	526,912
Equity	429,037	420,269	419,642	430,955	429,115
Other comprehensive income related to investment securities reflected in stockholders’ equity	5,769	(3,146)	(2,932)	12,621	9,953
Average Balances
Total assets	$2,915,988	$2,940,299	$2,961,458	$2,919,961	$2,928,626
Loans, gross:
Real estate- residential mortgage	384,582	386,592	400,229	417,584	427,801
Real estate- commercial mortgage	648,371	619,145	606,701	570,023	552,888
Real estate- Acquisition, Development & Construction	198,120	216,914	226,816	227,165	222,958
Commercial and industrial	222,128	229,632	236,390	243,691	236,275
Consumer loans	228,993	232,712	237,106	239,908	243,484
Loans total (1)	1,682,194	1,684,995	1,707,242	1,698,371	1,683,406
Securities (taxable)	688,445	684,834	692,346	655,794	693,554
Securities (non-taxable)	208,643	214,634	221,802	222,024	219,121
Total earning assets	2,580,429	2,594,131	2,628,815	2,578,024	2,594,264
Non earning assets	335,559	346,168	332,643	341,937	334,362
Non-interest bearing checking	464,197	468,031	470,873	449,666	430,387
Interest bearing NOW accounts	296,677	338,503	317,876	266,950	263,709
Total transaction accounts	760,874	806,534	788,749	716,616	694,096
Savings (including mortgage escrow funds)	444,913	416,777	405,177	424,012	413,315
Money market deposits	529,286	490,215	433,865	421,989	428,612
Certificates of deposit	346,903	367,099	406,241	415,059	467,360
Total deposits and mortgage escrow	2,081,976	2,080,625	2,034,032	1,977,676	2,003,383
Total interest bearing deposits	1,617,779	1,612,594	1,563,159	1,528,010	1,572,996
Borrowings	397,531	420,069	481,939	486,060	481,460
Equity	424,961	419,847	428,900	430,862	424,221
Selected Operating Data:
Condensed Tax Equivalent Income Statement
Interest and dividend income	$27,934	$27,803	$29,060	$29,321	$30,408
Tax equivalent adjustment*	985	1,024	1,036	1,045	1,098
Interest expense	5,130	5,292	5,876	6,005	6,210

Net interest income (tax equivalent)	23,789	23,535	24,220	24,361	25,296
Provision for loan losses	3,600	2,100	2,100	2,250	2,750

Net interest income after provision for loan losses	20,189	21,435	22,120	22,111	22,546
Non-interest income	5,217	5,795	9,883	7,714	5,281
Non-interest expense	22,669	21,791	21,269	21,362	20,741

Income before income tax expense	2,737	5,439	10,734	8,463	7,086
Income tax expense (tax equivalent)*	798	1,866	4,014	3,060	2,330

Net income	$1,939	$3,573	$6,720	$5,403	$4,756

(1)	Does not reflect allowance for loan losses of $29,385, $30,130, $31,036, $30,843 and $31,021.
*	Tax exempt income assumed at a 35% federal rate

	Three Months Ended
	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Performance Ratios (annualized)
Return on Average Assets	0.27%	0.49%	0.90%	0.73%	0.65%
Return on Average Equity	1.83%	3.45%	6.22%	4.98%	4.50%
Non-Interest Income to Average Assets	0.72%	0.80%	1.32%	1.05%	0.72%
Non-Interest Expense to Average Assets	3.12%	3.01%	2.85%	2.90%	2.84%
Operating Efficiency Adjusted (2)	70.99%	73.56%	70.59%	71.09%	66.89%
Analysis of Net Interest Income
Yield on Loans	5.41%	5.40%	5.47%	5.48%	5.68%
Yield on Investment Securities- Tax Equivalent	2.87%	2.91%	2.82%	3.16%	3.45%
Yield on Earning Assets- Tax Equivalent	4.50%	4.51%	4.54%	4.67%	4.87%
Cost of Interest Bearing Deposits	0.37%	0.40%	0.42%	0.44%	0.47%
Cost of Borrowings	3.67%	3.58%	3.49%	3.53%	3.63%
Cost of Interest Bearing Liabilities	1.02%	1.06%	1.14%	1.18%	1.21%
Net Interest Rate Spread- Tax Equivalent Basis	3.48%	3.45%	3.40%	3.49%	3.66%
Net Interest Margin- Tax Equivalent Basis	3.70%	3.68%	3.66%	3.75%	3.91%
Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.77%	9.10%	8.89%	8.43%	8.75%
Tier 1 Risk-Based Capital- Bank Only	246,291	251,338	247,503	240,230	244,299
Total Risk-Based Capital- Bank Only	271,483	276,303	272,071	265,148	268,996
Tangible Capital Consolidated (3)	263,209	256,551	255,552	266,454	264,182
Tangible Capital as a % of Tangible Assets Consolidated (3)	9.37%	9.31%	9.20%	9.33%	9.44%
Shares Outstanding	38,005,866	38,072,942	38,198,686	38,262,288	38,628,477
Shares Repurchased during qrtr(open market)	66,108	125,744	82,602	364,000	233,000
Basic weighted common shares outstanding	37,368,391	37,496,395	37,552,245	37,793,860	38,086,535
Diluted common shares outstanding	37,370,213	37,497,467	37,552,245	37,793,860	38,086,579
Basic Earnings per common share	$0.05	$0.10	$0.18	$0.14	$0.12
Diluted Earnings per common share	0.05	0.10	0.18	0.14	0.12
Dividends Paid per common share	0.06	0.06	0.06	0.06	0.06
Book Value per common share	11.29	11.04	10.99	11.26	11.11
Tangible Book Value per common share (3)	6.93	6.74	6.69	6.96	6.84
Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	$42,226	$29,765	$30,690	$21,413	$21,985
Non-performing loans (NPLs): still accruing	5,837	7,412	5,536	5,427	7,069
Other Real Estate Owned	5,184	5,351	3,585	3,891	3,302
Non-performing assets (NPAs)	53,247	42,528	39,811	30,731	32,356
Troubled Debt Restructures still accruing	7,447	21,954	17,581	16,047	414
Net Charge-offs	4,345	3,006	1,907	2,428	2,173
Net Charge-offs as % of average loans (annualized)	1.03%	0.71%	0.45%	0.57%	0.52%
NPLs as % of total loans	2.85%	2.21%	2.13%	1.58%	1.70%
NPAs as % of total assets	1.79%	1.46%	1.35%	1.02%	1.09%
Allowance for loan losses as % of NPLs	61%	81%	86%	115%	107%
Allowance for loan losses as % of total loans	1.74%	1.79%	1.83%	1.81%	1.82%

(2)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most institutions, in calculating the the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.
(3)	Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors.

The following table shows the reconciliation of tangible equity and the tangible equity ratio:

	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Total Assets	$2,976,057	$2,919,291	$2,940,513	$3,021,025	$2,963,706
Goodwill and other amortizable intangibles	(165,828)	(163,718)	(164,090)	(164,501)	(164,933)

Tangible Assets	$2,810,229	$2,755,573	$2,776,423	$2,856,524	$2,798,773

Stockholders’ equity	429,037	420,269	419,642	430,955	429,115
Goodwill and other amortizable intangibles	(165,828)	(163,718)	(164,090)	(164,501)	(164,933)

Tangible Stockholders’ equity	$263,209	$256,551	$255,552	$266,454	$264,182

Outstanding Shares	38,005,866	38,072,942	38,198,686	38,262,288	38,628,477
Tangible capital as a % of tangible assets (consolidated)	9.37%	9.31%	9.20%	9.33%	9.44%
Tangible book value per share	$6.93	$6.74	$6.69	$6.96	$6.84